Exhibit 10.46

                               SECURITY AGREEMENT


     This Security Agreement dated as of August 8, 1996, is by and among HYMEDIX, Inc., a Delaware corporation (the "Company"), HYMEDIX International, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("HII"), and First Taiwan Investment and Development, Inc. (the "Bondholder Representative"), a Taiwanese corporation and representative of the Bondholders (as hereinafter defined).

     The Purchasers (as hereinafter defined) and Su Chen Huang (collectively, with their respective successors as holders of the Bonds referred to herein, the "Bondholders"), are the current holders of convertible bonds of HII in the original aggregate principal amount of up to $1,150,000 and convertible into shares of common stock of the Company as provided in the Bond Purchase Agreements (as defined below) (collectively, such bonds, the "Bonds"), purchased from HII and the Company pursuant to (i) the Convertible Bond Purchase Agreement effective February 27, 1996, by and among HII, the Company, the Bondholder Representative and the Purchasers (as defined therein), and (ii) the Convertible Bond Purchase Agreement effective March 5, 1996, by and among HII, the Company and Su Chen Huang (collectively, the "Bond Purchase Agreements").

     1. To secure their obligations in respect of the Bonds and to induce the Bondholder Representative, on behalf of the Bondholders, to make future deposits into and to approve future withdrawals by HII from, the Special Account (as defined in the Bond Purchase Agreements), each of the Company and HII hereby grants to the Bondholder Representative, for the ratable benefit of the Bondholders, a security interest in all of the assets and properties of the Company and HII, respectively, both tangible and intangible, whether now existing or subsequently acquired, and all additions, substitutions, accessions, replacements, proceeds (including without limitation insurance proceeds), and products thereof or thereto, including without limitation all accounts, chattel paper, contract rights, documents, equipment, general intangibles, goods, instruments, and inventory (collectively, the "Collateral"); and the Bondholder Representative hereby accepts such grant.

     2. In its own discretion, or upon the request of the Bondholders holding at least fifty percent (50%) of the aggregate principal amount of the Bonds then outstanding, the Bondholder Representative will take such actions as may be reasonably appropriate to foreclose and realize upon the security interests hereby granted. The Bondholders and the Bondholder Representative will be responsible for any expenses incurred in connection with such actions, pro rata in proportion to the respective amounts outstanding in respect of their respective Bonds (including without limitation principal, interest, and collection costs, if any).

     3. Upon any material default by the Company and/or HII under the Bond Purchase Agreements and/or the Bonds that is not cured within thirty (30) days after written notice thereof to the Company and/or HII, as the case may be, each of the Bondholders will be entitled to all of the rights and remedies of a secured party under the Uniform Commercial Code as then in force in the State of New Jersey, which rights and remedies will be cumulative and not exclusive to the maximum lawful extent.

     4. This Security Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of New Jersey (without reference to principles of choice of law).

     Executed and delivered as of the date first above written.


Company:                                     Bondholder Representative:
--------                                     --------------------------

HYMEDIX, INC.                                FIRST TAIWAN INVESTMENT
                                             AND DEVELOPMENT, INC.


By  /s/ Joseph Y. Peng                       By   /s/ Chang Hsiu-Chung
  ------------------------                     ------------------------
  Name:  Joseph Y. Peng                        Name:  Chang Hsiu-Chung
  Title: President                             Title: Vice President



HII:
----

HYMEDIX INTERNATIONAL, INC.


By   /s/ Joseph Y. Peng
  ------------------------
  Name:  Joseph Y. Peng
  Title: President


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